Exhibit 10.7

Contract of Guaranty of Maximum Amount

                                          No.: ZGEBZHT [2009]No. 000008

Party A (surety): Xu Jianping, Gui Zhaohui

Party B (creditor): Guangzhou Rural Credit Cooperatives Sanyuanli Branch

Party B will successively occur several sums of creditor’s rights with the debtor Guangzhou Dongfang Hospital (hereinafter referred to as the “principal contract debtor”) based on the principal contract in the period agreed herein in accordance of The Contract Law of the PRC, the Guaranty Law of the PRC and other laws and regulations, and Party A desires to provide guaranty of mortgage on the said creditor’s rights (hereinafter referred to as “principal claims”) within the maximum amount of creditor’s claim. Therefore, after consultation, the parties hereby agree to enter into this Contract

Article 1 The principal claim of the suretyship guaranty

1.1 The forms of the principal contracts hereunder are as follows:

Several borrowing contracts, acceptance agreements, L/C issuing contracts, letter of guarantee (or shipping guarantee) and other financing documents entered into successively by and between Party B and  debtor of the principal contract in the period during which the principal claims occur agreed in Article 1.4 herein are the principal contracts hereof.

1.2 The business kind of the principal claims guaranteed by Party A is the same as the agreement in the principal contracts.

1.3 The maximum amount of the principal claim hereunder is: currency RMB, principal (in words) fifteen million yuan only (of which the foreign currency is to be translated according to the foreign currency ask price published by Party B) and its interest, overdue interest, penalty for interest, compound interest, default fine, compensation for damage, expenses for enforcing the creditor’s rights (including without limitation expenses for litigation, arbitration, preservation, declaration, assessment, appraisal, auction, travel, telephone, lawyer, etc.).

1.4 The occurrence period of the principal claim secured hereunder is from 2009 YY     MM__DD to 2014 YY     MM     DD, and the agreement in this article has the following meanings:

(1) If the business kind agreed in the principal contract is borrowing business, then the dispensing date for every sum of borrowing shall not exceed the expiry date of such period;

(2) If the business kind agreed in the principal contract is draft acceptance/issuing L/C/ issuing L/G (or shipping guarantee), then the date of raft acceptance/issuing L/C/ issuing L/G (or shipping guarantee) of Party B shall not exceed the expiry date of such period;

(3) The expiry date of each sum of creditor’s rights shall be subject to the date agreed in specific business contract and shall not be limited by whether such period expires.

Article 2 Determination of creditor’s rights of the suretyship guaranty and ways of guaranty

2.1 The creditor’s right secured hereunder will be determined in any of the following circumstances:

(1) The occurrence period of the principal claim provided in Article 1.4 herein expires;

(2) The creditor of principal contract declares all the debts under the principal contract are due in advance according to provisions of laws or agreement of the principal contract;

(3) Other circumstances for determination of the creditor’s right secured provided by laws.

2.2 The determination of the creditors’right secured hereunder occurs the following effects:

(1) The creditor’s rights under the principal contract unpaid when the creditor’s rights secured are determined are within the scope of the creditor’s rights of guaranty, whether the time limit for enforcement of such creditor’s rights expires or there are additional conditions;

(2) When the creditor’s right secured is determined, all amounts other than the principal agreed in Article 1.3 herein are within the scope of the creditor’s rights of guaranty, whether they have occurred when determined;

2.3 The way of guaranty of Party A is suretyship of joint and several liability. If the debtor of the principal contract fails to perform the repayment obligation in the period from the date of the determination of the creditor’s right of guaranty to full repayment of the creditor’s right of guaranty, Party B shall be entitled to directly recourse against Party A, and Party A shall repay corresponding debt to Party B immediately.

2.4 Where there exist other guaranties （including without limitation property guaranty provided by debtor of the principal contract to Party B）under the principal contract except the ways of guaranty agreed herein, Party B shall be entitled to priority hereunder and require Party A to bear the joint and several liability，and the guaranty responsibility borne by Party A to Party B shall not be affected by other guaranties, and that Party B creditor’s rights to other guarantors or conducts litigation/arbitration/enforcement activities shall not be the precondition that Party A bears such guaranty responsibility. In case Party B waives or changes the guaranty of its property provided for any reason or changes the priority of the guaranty, which causes its priority of compensation under the guaranty of the said property losses or decreases, Party A agrees that its guaranty responsibility hereunder does not waive or decrease accordingly.

Article 3 Term of guaranty

3.1 The term of guaranty during which Party A bears the guaranty responsibility is two years, the date beginning of which shall be determined in the following ways:

(1) Where the date of expiry of performance of any debt is earlier than or same with the date of determination of creditor’s right of guaranty, the date beginning for the term of guaranty during which Party A bears guaranty responsibility to such debt is the date of determination of the creditor’s right of guaranty;

(2) Where the date of expiry of performance of any debt is later than the date of determination of creditor’s right of guaranty, the date beginning for the term of guaranty during which Party A bears guaranty responsibility to such debt is the date of expiry for the performance of such debt;

3.2 The “date of expiry for the performance of the debt” stipulated in proceeding paragraph includes the date of expiry of each debt in the event that the debtor repays the debt in installments; also includes the date when the debtor declares the debt is due in advance according to the agreement in the principal contract.

3.3 If the business under the principal contract is L/C, acceptance draft, letter of guarantee, shipping guarantee, etc, the date of making advances shall be deemed as the date of expiry for the performance of such debt; where advances is made in batches, the term of guaranty shall be calculated from the date of each advance separately.

Article 4 Rights and obligations of Party A

4.1 Party A warrants that it is a natural person having full capability for civil conduct or a legal entity incorporated according to law and exists effectively, having the qualification as a surety and repayment capability on behalf of others as provided for in law, voluntary to bear and perform the guaranty responsibility with assets owned by it or it has the right to dispose.

4.2 Party A warrants that the signing of this contract has been approved by the higher competent authority of Party A or authorities such as the board of directors, shareholders, general meeting, and obtains all necessary authorizations.

4.3 Party A warrants that it signing and performing this Contract do not violate any regulation or agreement binding upon Party A and its assets, and guaranty agreements and other agreements signed by it with others and content of any other documents, agreements and undertakings binding upon Party A.

4.4 If the principal contract hereunder is an agreement of banker’s acceptance, Party A warrants that the dispute in any bill or non-bull between the debtor of the principal contract and holder of acceptance draft, endorser other interested parties shall not affect Party A bears the guaranty responsibility to Party B according to this Contract.

4.5 Party A warrants that it shall provide such financial statements as the balance sheet, income statement and cash flow statement at demand of Party B during the term of validity of this Contract, and accept the examination and supervision of its operation and financial position by Party B.

4.6  During the effective term of this Contract, Party A shall notify Party B in writing and fulfill all the guaranty responsibilities hereunder thirty days before change of the operation ways, self system or legal positions, including without limitation contract, lease, custody, asset restructuring, debt restructuring, shareholding reform, joint operation, consolidation (or merger), division, compensated transfer of property right, joint venture (or cooperation), decrease of registered capital, or application for suspending operation for reorganization, application for dissolution (or cancellation), application for restructuring, reconciliation or bankrupt.

4.7 Party A shall, during the term of validity of this Contract, notify Party B within three days after the change of its operation ways, self system and legal status including without limitation   it is declared suspending operation for reorganization, shut down, dissolved (or cancelled), applied for restructuring or bankrupt and occurrence of the circumstances endangering its own normal operation or loss the guaranty capability.

4.8 If Party A changes its domicile, name or legal representative, it shall notify Party B in writing within seven days after change.

4.9 Party A shall still bear the guaranty responsibility on a voluntary basis when the borrowings under the principal contract are used for paying old debt.

4.10 All documents and materials provided by Party A related to mortgage are true, accurate, legitimate and valid.

Article 5 Rights and obligations of Party B

5.1 Party B has the right of requiring Party A to provide the financial reports, financial statements and other data reflecting its situation in operation and credit.

5.2 In the event Party A fails to perform the obligations hereunder, Party B shall be entitled to directly deduct the money payable from Party A from the account Party A opens with the business department of Guangzhou Rural Credit Cooperatives. In case of discrepancy between the current in the account and that of the principal creditor’s right when Party B transfer from Party A’s account, the money shall be converted at the offer price of the foreign exchange published by Party B on the day of transfer.

5.3 Party B need not notify Party A separately when concluding specific business contract (or agreement) with debtor of principal contract.

Article 6 Effectiveness, change and cancellation of contract

6.1 This Contract will come into effect after it is signed by the parties hereto. The effectiveness of this Contract shall be independent to that of the principal contract, and shall not invalid with the principal contract. If the principal contract is regarded as invalid, Party A shall be jointly and severally liable to the debt caused by return of property or compensation loss of the principal debtor.

6.2 After this Contract comes into effect, neither party shall change or cancel this Contract without authorization.

6.3 If the kind of the principal creditor’s right hereunder is advance fund issued by L/C, Party A confirms that when the applicant and Party B agree to change the L/C, if the amount thereunder after it is amended (such amount does not include the interest, default fine, compensation and other related costs) does not exceed the maximum amount of creditor’s right secured hereunder, no matter how the amount and other terms of the L/C change, the above-said change shall be deemed to have obtained Party A’s prior consent, therefore, this Contract continues to be effective and Party A shall continue to be  jointly and severally liable.

Article 7 Liability for breach of contract

After this Contract comes into effect, both Party A and Party B shall perform the obligations hereunder, either party who does not perform or fully perform its obligations hereunder shall bear corresponding liability for breach of contract and compensate for losses thus caused.

Article 8 Notarization clause

Party A and Party B agree and confirm that if this Contract is notarized by the notary authority to be a creditor’s right document having enforcement effect and the debtor of the principal contract fails to pay off the principal and the interest thereof and other expenses payable owed to Party B on schedule or otherwise breaches the contract, Party B shall be entitled to directly apply to the people’s court having jurisdiction for enforcement. Party A agrees to accept the enforcement by the people’s court unconditionally and waive of the right of defense.

Article 9 Settlement of disputes

9.1 Any dispute between Party A and Party B arising from this Contract shall be settled through negotiation; in case no settlement can be reached, the parties may settle in the way of A below:

A. Appeal to the people’s court of domicile of Party B;

B. Apply to Guangzhou Arbitration Committee for arbitration.

9.2 If the above way of settling the dispute chosen by both parties is different to one chosen in the principal contract, the way of settling the dispute chosen in the principal shall prevail.

Article 10 Supplementary provisions

10.1 In the term of validity of this Contract, if Party A’s name of legal person, legal representative and domicile change while Party A fails to notify Party B in writing, all documents sent by Party B according to the information of name, legal representative and domicile before change shall be deemed as served.

10.2 If the principal contracts hereunder secured change (including without limitation the amount, term, interest rate, purpose, etc.), whether Party A has known or not, it still shall bear the guaranty responsibility.

10.3 Party A shall bear all related costs for registration, insurance, notarization, verification, appraisal, assessment, auction, transportation hereunder and under its principal contracts. If such costs shall be paid by Party B on Party A’s behalf, Party B shall be entitled to directly deduct from Party A’s account.

10.4 This Contract is made out in quadruplicate, Party A holding one copy, Party B holding one copy, which are equally authentic.

Article 11 Other agreements

Other matters agreed by both parties:

Party A: Xu Jianping                                                                                           (seal)

Legal representative/person in charge
(or agent)                                                                                                           (signature)

/s/ Xu Jianping

    2009        YY    9   MM    30     DD

Party A: Gui Zhaohui                                                                                          (seal)

Legal representative/person in charge  Xu Jianping
(or agent)                                                                                                           (signature)

/s/ Gui Zhaohui

    2009         YY    9    MM    30     DD

Party B: Guangzhou Rural Credit Cooperatives Sanyuanli Branch                   (seal)

Legal representative/person in charge  Cao Yantao
(or agent)                                                                                                           (signature)

/s/ Cao Yantao

    2009       YY    9    MM    30     DD